Exhibit 99.1
AUDITED CONSOLIDATED
FINANCIAL STATEMENTS
BUCCANEER COMPUTER
SYSTEMS & SERVICE, INC.
AND SUBSIDIARIES
DECEMBER 31, 2009 AND 2008

BUCCANEER COMPUTER SYSTEMS & SERVICE, INC. AND SUBSIDIARIES
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008
CONTENTS

Page

Independent Auditor’s Report	1

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Income	3

Consolidated Statements of Stockholders’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to the Consolidated Financial Statements	6 - 12

ARGY, WILTSE & ROBINSON, P.C.
INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders
Buccaneer Computer Systems & Service, Inc.
Warrenton, Virginia
We have audited the accompanying consolidated balance sheets of Buccaneer Computer Systems & Service, Inc. and subsidiaries (collectively referred to as the Company) as of December 31, 2009 and 2008, and the related consolidated statements of income, of stockholders’ equity, and of cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Buccaneer Computer Systems & Service, Inc. and subsidiaries as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 9 to the consolidated financial statements, the accompanying consolidated financial statements have been restated to reflect corrections made to certain estimates of revenue and expenses as of and for the years ended December 31, 2009 and 2008.
/s/ Argy, Wiltse & Robinson, P.C.
Argy, Wiltse & Robinson, P.C.
McLean, Virginia
March 29, 2010, except for Notes 2 and 9 as to which the date is September 9, 2010

BUCCANEER COMPUTER SYSTEMS & SERVICE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

	2009	2008
	(Restated)	(Restated)

ASSETS

Current assets

Cash and cash equivalents	$803,065	$59,409
Contract receivables	17,849,774	17,244,042
Other current assets	169,029	241,684

Total current assets	18,821,868	17,545,135

Property and equipment, net	7,370,962	5,469,610
Other assets	150,782	57,395

Total assets	$26,343,612	$23,072,140

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities

Accounts payable and other accrued expenses	$3,064,260	$1,965,961
Accrued payroll and related liabilities	3,453,630	2,274,407
Billings in excess of revenue recognized	754,623	305,401
Advance from stockholder	0	120,000
Notes payable	4,580,326	7,357,422

Total current liabilities	11,852,839	12,023,191

Notes payable	631,610	2,433,603

Total liabilities	12,484,449	14,456,794

Commitments

Stockholders’ equity

Common stock, no par value, 8,000,000 shares authorized, 7,000,000 shares issued and outstanding	26,000	10,000
Retained earnings	13,574,933	8,368,470

Total BCSSI stockholders’ equity	13,600,933	8,378,470

Noncontrolling interest	258,230	236,876

Total stockholders’ equity	13,859,163	8,615,346

Total liabilities and stockholders’ equity	$26,343,612	$23,072,140

The accompanying notes are an integral part of these consolidated financial statements.

BUCCANEER COMPUTER SYSTEMS & SERVICE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
	(Restated)	(Restated)

Revenue

8(a) contract revenue	$48,042,872	$27,848,493
Non 8(a) contract revenue	16,774,810	11,960,416

	64,817,682	39,808,909

Operating costs and expenses

Cost of revenue	57,216,182	35,269,819
Selling, general and administrative	1,483,620	2,142,800
Depreciation and amortization	523,030	289,858

Total operating costs and expenses	59,222,832	37,702,477

Operating income	5,594,850	2,106,432

Other income (expense)

Interest income	4,003	20,402
Interest expense	(220,304)	(176,737)
Other income	17	103

Total other expense, net	(216,284)	(156,232)

Net income	5,378,566	1,950,200

Less: Net income attributable to the noncontrolling interest	(171,354)	(155,560)

Net income attributable to BCSSI	$5,207,212	$1,794,640

The accompanying notes are an integral part of these consolidated financial statements.

BUCCANEER COMPUTER SYSTEMS & SERVICE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2009 AND 2008

				Total
				BCSSI, Inc.		Total
	Common stock		Retained	Stockholders’	Noncontrolling	Stockholders’
	Shares	Amount	Earnings	Equity	Interest	Equity

Balance at January 1, 2008	7,000,000	$2,000	$6,459,367	$6,461,367	$231,316	$6,692,683

Stock-based compensation expense		8,000	0	8,000	0	8,000

Contributions from BCSSI, Inc. stockholders’		0	114,463	114,463	0	114,463

Distributions to members of BDS, LLC		0	0	0	(150,000)	(150,000)

Net income, as restated		0	1,794,640	1,794,640	155,560	1,950,200

Balance at December 31, 2008	7,000,000	10,000	8,368,470	8,378,470	236,876	8,615,346

Stock based compensation expense		16,000	0	16,000	0	16,000

Distributions to stockholders’ of BCSSI, Inc.		0	(749)	(749)	0	(749)

Distributions to members of BDS, LLC		0	0	0	(150,000)	(150,000)

Net income, as restated		0	5,207,212	5,207,212	171,354	5,378,566

Balance at December 31, 2009	7,000,000	$26,000	$13,574,933	$13,600,933	$258,230	$13,859,163

The accompanying notes are an integral part of these consolidated financial statements.

BUCCANEER COMPUTER SYSTEMS & SERVICE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
	(Restated)	(Restated)

Cash flows from operating activities:

Net income	$5,378,566	$1,950,200

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	523,030	289,859
Stock based compensation expense	16,000	8,000
Changes in operating assets and liabilities:
Contract receivables	(605,732)	(10,584,594)
Other current assets	72,655	(93,462)
Accounts payable and other accrued expenses	1,098,299	976,071
Accrued payroll and related liabilities	1,179,223	816,271
Billings in excess of revenue recognized	449,222	305,401

Total adjustments	2,732,697	(8,282,454)

Net cash provided by (used in) operating activities	8,111,263	(6,332,254)

Cash flows from investing activities:

Purchases of property and equipment	(2,424,382)	(1,124,727)
Increase in other assets	(93,387)	(9,360)

Net cash used in investing activities	(2,517,769)	(1,134,087)

Cash flows from financing activities:

Net (repayments) borrowings under bank lines-of-credit	(4,494,118)	7,279,072
Repayments of principal under notes payable	(84,971)	(72,933)
Distributions to stockholder	(749)	0
Distributions to noncontrolling interest	(150,000)	(150,000)
Contributions from stockholder	0	114,463
Proceeds from advance from stockholder	(120,000)	120,000

Net cash (used in) provided by financing activities	(4,849,838)	7,290,602

Net increase (decrease) in cash and cash equivalents	743,656	(175,739)

Cash and cash equivalents at the beginning of the year	59,409	235,148

Cash and cash equivalents at the end of the year	$803,065	$59,409

Supplemental disclosure of cash flow information:

Cash paid for interest	$220,304	$176,737

The accompanying notes are an integral part of these consolidated financial statements.

BUCCANEER COMPUTER SYSTEMS & SERVICE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008
NOTE 1 — ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Buccaneer Computer Systems & Service, Inc. (BCSSI) was incorporated on February 7, 2000 in the Commonwealth of Virginia. BCSSI provides computer, technical and other consulting services to agencies of the Federal government and commercial companies.
PP&L, LLC (PP&L), was incorporated on March 5, 2004 in the Commonwealth of Virginia. BCSSI is the sole owner of PP&L. PP&L was organized for the purpose of owning and managing real property in Warrenton, Virginia, which is leased to BCSSI.
Buccaneer Data Services, LLC (BDS) was formed on May 12, 2006, in the state of Pennsylvania. BDS provides computer, technical and other consulting services to one agency of the federal government. BCSSI has a 70% ownership interest in BDS.
BCSSI operates as a U.S. government contractor under section 8(a) of the Small Business Act of 1958, and is an 8(a) firm for federal government contracting purposes. The term 8(a) refers to section 8(a) of the Small Business Act of 1958 which permits the Small Business Administration to enter into contracts with federal procuring agencies directly and to subcontract the performance of the work to 8(a) certified companies. BCSSI’s 8(a) status is currently valid through April 2011.
The significant accounting policies followed by BCSSI, PP&L, and BDS are described below.
Principles of consolidation
The accompanying consolidated financial statements include the accounts of BCSSI, PP&L, and BDS (collectively, referred to as the Company). The activity of the subsidiary (BDS) that is not wholly-owned by BCSSI is presented as noncontrolling interest. All significant intercompany balances and transactions have been eliminated in consolidation.
Use of estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Such estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results may differ from estimates under different assumptions or conditions.
Revenue recognition
Revenue from cost-reimbursable contracts is recognized on the basis of reimbursable contract costs incurred during the period, increased by the applicable overhead and general and administrative costs, plus a percentage of the fixed fee. Revenue from time and material contracts is recognized on the basis of man-hours utilized, plus other reimbursable contract costs incurred during the period. Revenue from firm-fixed price contract is recognized on the percentage of completion method. Under this method, individual contract revenue earned is measured by the percentage relationship that contract costs incurred bear to management’s estimate of total contract costs.
Contract costs include direct labor, combined with allocations of operational overhead and other direct costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenue, and are recognized in the period in which such revisions are determined.

Multiple agencies of the federal government directly or indirectly provided the majority of the Company’s contract revenue during the years ended December 31, 2009 and 2008.
Federal government contract costs for 2004 through 2009, including indirect costs, are subject to audit and adjustment by the Company’s cognizant audit agency. Contract revenue has been recorded in amounts that are expected to be realized upon final settlement.
Cash equivalents
The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.
Contract receivables
Contract receivables are generated from prime and subcontracting arrangements with federal governmental agencies and various commercial entities. Billed amounts represent invoices that have been prepared and sent to the customer. Unbilled amounts represent costs and anticipated profits awaiting milestones to bill, indirect rate variances and fee withholdings. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Management believes that all contract receivables are collectible.
Billed contract receivables are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on contract receivables; however, federal governmental agencies generally pay interest on invoices outstanding more than 30 days. The Company records interest income from federal governmental agencies when received.
Property and equipment
Property and equipment is stated at cost. Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful lives of the assets of three to thirty-seven years. Amortization of leasehold improvements is computed using the straight-line basis over the lesser of the estimated useful lives of the underlying assets or the terms of the related lease.
Valuation of long-lived assets
The Company accounts for the valuation of long-lived assets under authoritative guidance issued by the FASB, which requires that long-lived assets and certain intangible assets be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived assets is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.
Stock based compensation
The Company accounts for the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values. Under authoritative guidance issued by the Financial Accounting Standards Board (FASB), companies are required to estimate the fair value or calculated value of share-based payment awards on the date of grant using an option-pricing model. The value of awards that are ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s statements of income. The Company uses the Black-Scholes Option Pricing Model to determine the fair-value of stock-based awards.
Income taxes
BCSSI has elected to be treated as an S Corporation under Subchapter S of the Internal Revenue Code (which also applies to most states), which provides that, in lieu of corporate income taxes, the stockholder’s separately account for their pro rata share of BCSSI’s items of income, deductions, losses and credits. Consequently, BCSSI is not liable for federal or state income taxes, except to the extent BCSSI operates in jurisdictions that do not recognize S Corporation status.

BDS and PP&L are Limited Liability Companies (LLC) for federal income tax purposes (which also applies to most states), and thus are treated as partnerships. As such, the Companies are generally not subject to corporate income taxes and the income, deductions, credits and other tax attributes of the Companies flow directly to the members of the Companies.
Concentrations of credit risk
The Company’s assets that are exposed to credit risk consist primarily of cash and cash equivalents and contract receivables. Contract receivables consist primarily of amounts due from various agencies of the federal government or prime contractors doing business with the federal government. Historically, the Company has not experienced significant losses related to contract receivables and, therefore, believes that the credit risk related to contract receivables is minimal. The Company maintains cash balances that may at times exceed federally insured limits. Cash balances are maintained at high-quality financial institutions and the Company believes the credit risk related to these cash balances is minimal.
Subsequent events
The Company evaluated its December 31, 2009 consolidated financial statements for subsequent events through March 29, 2010, the date the consolidated financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the consolidated financial statements.
Recently adopted accounting pronouncements
Effective January 1, 2009, the Company adopted the authoritative guidance issued by the FASB that changes the accounting and reporting for non-controlling interests (previously referred to as minority interest). Non-controlling interests are to be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control are to be accounted for as equity transactions. In addition, net income attributable to a non-controlling interest is to be included in net income and, upon a loss of control, the interest sold, as well as any interest retained, is to be recorded at fair value with any gain or loss recognized in net income. Adoption of the new guidance did not have a material impact on the accompanying consolidated financial statements.
Effective January 1, 2009, the Company adopted the authoritative guidance issued by the FASB on accounting for uncertainty in income taxes recognized in a company’s financial statements. Under this guidance, when tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above would be reflected as a liability for unrecognized tax benefits, along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The adoption of this authoritative guidance had no effect on the Company’s beginning retained earnings.
Reclassifications
Certain amounts presented in the 2008 consolidated financial statements have been reclassified to conform to the 2009 presentation. These reclassifications have no effect on the previously recorded net income.

NOTE 2 — CONTRACT RECEIVABLES AND BILLINGS IN EXCESS OF REVENUE RECOGNIZED
Contract receivables consist of the following at December 31:

	2009	2008
	(Restated)	(Restated)

Billed receivables	$14,720,596	$16,166,132
Unbilled receivables	3,129,178	1,077,910

	$17,849,774	$17,244,042

Unbilled receivables at December 31, 2009 and 2008 represent costs and anticipated profits awaiting milestones to bill, indirect rate variances (i.e., actual indirect rates are higher than the provisional indirect rates used for billing purposes) and fee withholdings.
Billings in excess of revenue recognized are comprised primarily of indirect rate variances (i.e., actual indirect rates are lower than the provisional indirect rates used for billing purposes).
NOTE 3 — PROPERTY AND EQUIPMENT
Property and equipment consist of the following as of December 31:

	2009	2008

Building and improvements	$6,002,765	$5,141,533
Furniture and fixtures	971,106	258,863
Computer equipment	717,531	506,657
Office equipment	526,442	137,932
Vehicles	366,341	255,641
Software	286,861	146,567

	8,871,046	6,447,193
Less: accumulated depreciation and amortization	(1,500,084)	(977,583)

	$7,370,962	$5,469,610

NOTE 4 — NOTES PAYABLE
Notes payable consists of the following as of December 31:

	2009	2008

Bank line-of-credit agreement for a maximum equal to the lesser of $10,000,000 or 80% to 90% of eligible billed contract receivables plus 50% of eligible unbilled contract receivables. Borrowings under this line-of-credit agreement accrue interest at the one month LIBOR plus 1.75% (1.98% at December 31, 2009). This bank line-of-credit is due on demand and is secured by substantially all of the Company’s assets. The agreement expires, if not renewed, on June 15, 2010.	$2,784,954	$5,398,070

Mortgage note payable in 59 monthly installments of $15,386, including interest at 6.90% per annum, and a balloon payment of $1,737,884 on November 11, 2010. The mortgage note is collateralized by a first deed of trust and is guaranteed by the majority stockholder and the majority stockholder’s spouse. The note is secured by property with a book value of $2,736,535.	1,775,242	1,840,285

Mortgage note payable in 59 monthly installments of $5,420, including interest at 6.88% per annum, and a balloon payment of $609,117 on April 12, 2012. The mortgage note is collateralized by a first deed of trust and is guaranteed by the stockholder and the stockholder’s spouse. The note is secured by property with a book value of $810,961.	651,740	671,668

Bank line-of-credit agreement for $2,000,000. The Company repaid the outstanding balance in full during 2009. The agreement expired on February 28, 2009.	0	1,881,002

Total	5,211,936	9,791,025

Less: current portion	(4,580,326)	(7,357,422)

Noncurrent portion	$631,610	$2,433,603

The repayment schedule of the noncurrent portion of notes payable as of December 31, 2009 are as follows:

Years ending December 31,

2011	$21,579
2012	610,031

$631,610

The bank line-of-credit agreement calls for administration fees and includes covenants that require the Company to meet certain financial ratios.
NOTE 5 — STOCK OPTION PLAN
Effective October 1, 2007, the Board of Director’s approved the adoption of the Company’s Stock Option Plan (the Plan). Under the terms of the Plan, the Company may grant stock options to provide incentives to its officers and key employees. The exercise price of each option is equal to or greater than the market price of the Company’s stock on the date of grant. The Company had reserved 400,000 shares of common stock for issuance under the Plan. On December 21, 2009, the Company’s Board of Directors resolved to authorize another 600,000 shares of common stock for issuance under the Plan bringing the total shares available for issuance to 1,000,000 as of December 31, 2009. As of December 31, 2009 and 2008, there were 705,500 and 99,000 shares, respectively, available for future grants under the Plan.
The weighted-average grant-date fair value of options granted during the year ended December 31, 2008 was $0.69. There were no options granted during the year ended December 31, 2009.
The calculated value of each 2008 option award was estimated on the date of grant using the Black-Scholes Option Pricing Model using the weighted average assumptions noted in the following table:

Expected volatility	26%
Expected dividends	0.0%
Expected term (in years)	10.0
Risk-free interest rate	2.25%
The expected volatility of the options granted was estimated using the historical volatility of the aerospace and defense industry (the primary industry in which the Company operates) as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market. The expected dividends are based on the Company’s historical issuance and management’s expectations for dividend issuance in the future. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Presented below is a summary of the status of the stock options under the Plan for the year ended December 31, 2009:

			Weighted
		Weighted	Average
	Number	Average	Remaining
	of	Exercise	Contractual
	Shares	Price	Term (Years)

Outstanding at December 31, 2008	301,000	$0.69
Granted	0	$0.00
Exercised	0	$0.00
Forfeited or expired	(6,500)	$0.69

Outstanding at December 31, 2009	294,500	$0.69	8.58

Exercisable at December 31, 2009	0	$0.00	0.00

The Company charged compensation expense of $16,000 and $8,000 to operations for the years ended December 31, 2009 and 2008, respectively.
As of December 31, 2009, there was approximately $57,000 of total unrecognized compensation cost related to share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average remaining period of three years.
NOTE 6 — RETIREMENT PLANS
The Company maintains a 401(k) retirement plan (the BCSSI Plan) for all eligible BCSSI employees who have reached the age of 21. Under the terms of the BCSSI Plan, participants may elect to contribute up to the maximum amount allowable by law. Company contributions to the BCSSI plan are at the discretion of the Board of Directors and vest to participants ratably over four years. The Company recorded contributions to the BCSSI Plan of $541,033 and $359,982 for the years ended December 31, 2009 and 2008.
Additionally, the Company maintains a 401(k) retirement plan (the BDS Plan) for all eligible BDS employees who have met certain service requirements. Under the terms of the BDS Plan, participants may elect to contribute up to the maximum amount allowable by law. Company contributions to the BDS plan are at the discretion of the Board of Directors and vest to participants ratably over four years. The Company recorded contributions to the BDS Plan of $69,713 and $60,831 during the years ended December 31, 2009 and 2008, respectively.
NOTE 7 — MAJOR CONTRACTS
For the year ended December 31, 2009, four contracts accounted for 57% of the Company’s revenue. For the year ended December 31, 2008, two contracts accounted for 70% of the Company’s revenue. As of December 31, 2009, these contracts represent 58% of the contract receivables balance. As of December 31, 2008, these contracts represent 65% of the contract receivables balance.

NOTE 8 — COMMITMENTS
The Company leases office space under the terms of noncancelable operating leases, which expire at various dates through September 2016. The following is a schedule of the future minimum lease payments required under operating leases that have initial or remaining terms in excess of one year as of December 31, 2009:

Years ending December 31,

2010	$2,060,000
2011	2,224,000
2012	2,217,000
2013	1,980,000
2014	934,000
2015	705,000

$10,120,000

Rent expense totaled $1,362,232 and $643,791 for the years ended December 31, 2009 and 2008.
NOTE 9 — RESTATEMENT
Subsequent to the issuance of the Company’s consolidated financial statements on March 29, 2010, management discovered an error in an estimate to complete on one of its fixed price contracts. Additionally, management discovered that cost of revenue was understated for certain contracts, and selling, general and administrative expenses were also understated. The understatement of cost of revenue and selling and general and administrative expenses was a result of management’s evaluation state statutes with respect to sales taxes associated with federal procurement.
As a result of the aforementioned errors, the accompanying consolidated financial statements have been restated to increase 8(a) contract revenue for the years ended December 31, 2009 and 2008 by $746,346 and $87,877, respectively, and to increase unbilled contract receivables by $834,222 and $87,877 as of December 31, 2009 and 2008, respectively.
Additionally, the accompanying consolidated financial statements for the years ended December 31, 2009 and 2008 have been restated to increase cost of revenue by $456,990 and $331,278, respectively, to increase selling, general and administrative expenses by $123,575 and $165,225, respectively, and to increase accounts payable and other accrued expenses by $1,277,346 as of December 31, 2009 and by $696,782 as of December 31, 2008.
Net income for the years ended December 31, 2009 and 2008 increased (decreased) by $165,781 and ($408,626) respectively, and retained earnings as of December 31, 2009 and 2008 decreased by $443,124 and $608,905, respectively.